CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-64937) and (No. 333-42415) of the Waters Instruments, Inc. 1995 Stock Option Plan and 1997 Associates Stock Purchase Plan, respectively, of our report dated July 28, 2000, on the financial statements of Waters Instruments, Inc., which report appears in the Annual Report on Form 10-KSB for the year ended June 30, 2000.

                      /s/ McGladrey & Pullen, LLP

                      MCGLADREY & PULLEN, LLP

Rochester, Minnesota
September 15, 2000